                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             MECH FINANCIAL, INC.
                             --------------------
            (exact name of registrant, as specified in its charter)


CONNECTICUT                                              06-1500984
-----------                                              ----------
(State or other jurisdiction of                          (IRS Employer
incorporation or organization)                            Indemnification  No.)


100 Pearl Street, Hartford, Connecticut                      06103
---------------------------------------                      -----
(Address of principal executive office)                     (Zip Code)


            Mechanics Savings Bank 1996 Director Stock Option Plan Mechanics Savings Bank 1996 Officer Stock Option Plan
            ------------------------------------------------------
                             (full title of plans)


                                Edgar C. Gerwig
                             MECH Financial, Inc.
                               100 Pearl Street
                          Hartford, Connecticut 06103
                          ---------------------------
                    (name and address of agent for service)

                                 860-293-4000
                                 ------------
         (Telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

===============================================================================================
                                                Proposed
                                                 maximum           Proposed         Amount of
Title of Securities            Amount to be     offering       maximum aggregate   Registration
to be registered                registered   price per unit*    offering price*        Fee
------------------             -----------   ---------------    ---------------   -----------
Common Stock
par value, $0.01 per share     $105,800/1/       $29.875        $ 3,160,775.00       $  932.43

Common Stock
par value, $0.01 per share     $423,200/2/       $29.875        $12,643,100.00       $3,729.71
===============================================================================================

* Estimated for purposes of calculation of the Registration Fee pursuant to Rule 457(c) and based upon an average of the high and low prices that Company Common Stock sold for on March 31, 1998.

This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 promulgated thereunder.



____________________________

/1/ Represents the amount of Company Common Stock reserved for issuance under the Mechanics Savings Bank 1996 Director Stock Option Plan.

/2/ Represents the amount of Company Common Stock reserved for issuance under the Mechanics Savings Bank 1996 Officer Stock Option Plan.

                                    PART I

                    INFORMATION REQUIRED IN THE  PROSPECTUS
                    ---------------------------------------

     The information required by Items 1 and 2 of Part I is not required to be filed as part of this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.  Incorporation of Documents by Reference
-------

     MECH Financial, Inc. (the "Company") hereby incorporates by reference into this registration statement the following documents and information filed with the Securities and Exchange Commission.

     (a) The latest annual report of the Company's wholly owned subsidiary, Mechanics Savings Bank, filed with the Federal Deposit Insurance Corporation pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed and the Company's Registration Statement filed on Form 8-A dated December 29, 1997.

     (b) All other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the filing of the documents referred to in paragraph (a) above.

     (c) The description of Common Stock, par value $0.01 per share ("Common Stock") of the Company contained in the Company's registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act and any report filed for the purpose of updating such descriptions.


Item 4.  Description of Securities
-------

          Not Applicable

Item 5.  Interests of Named Experts & Counsel
-------

          Not Applicable


Item 6.  Indemnification of Directors and Officers
-------

     The Company's Bylaws provide for indemnification of the Company's Directors and Executive Officers to the maximum extent permitted and/or required by the Company's Certificate of Incorporation in accordance with the Connecticut Business Corporation Act (the "CBCA"). Accordingly, the Company must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was made a party because he or she was a director or officer of the Company. Under Connecticut law, the Company may also indemnify a director or officer who is made a party to a proceeding if such director or officer conducted himself in good faith and he reasonably believed his conduct was in the best interests of the Company or, in certain cases, not opposed to its best interests. The CBCA and the Company's bylaws allow the Company to indemnify directors and officers against judgments, fines, penalties, amounts paid in settlement and reasonable expenses.

     The Company's Certificate of Incorporation limits the personal liability of its Directors for monetary damages for breach of duty as a Director to the amount of compensation received by such Director during the year of the violation unless: (1) the breach involved a knowing and culpable violation of law by the Director; (2) the breach enabled the Director or an "associate" (as that term is defined in Section 33-843 of the CBCA) to receive an improper personal economic gain; (3) the breach showed a lack of good faith and conscious disregard for the duty of the Director to the Company under circumstances in which the Director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Company; (4) the breach constitutes a sustained and unexcused pattern of inattention that amounted to an abdication of the Director's duties to the Company; or (5) the breach created liability for an illegal distribution under Section 33-757 of the CBCA or liability under Connecticut General Statutes Section 36a-58.


Item 7.  Exemption from Registration Claimed
-------

     Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item  8.  Exhibits
--------

(4.1)(a)    Mechanics Savings Bank 1996 Officer Stock Option Plan. (incorporated by reference from Exhibit 10.1 to Form 10-k filed by Registrant on
            March 30, 1998).
(4.1)(b)    Amendment No.1 to Mechanics Savings Bank 1996 Officer Stock Option
(4.2)(a)    Mechanics Savings Bank 1996 Director Stock Option Plan.
            (incorporated by reference from Exhibit 10.2 to Form 10-k filed by Registrant on March 30, 1998).
(4.2)(b)    Amendment No. 1 to Mechanics Savings Bank 1996 Director Stock Option
            Plan
(5)         Opinion of Tyler Cooper & Alcorn, LLP  (re:  legality)
(23)(a)     Consent of Coopers & Lybrand L.L.P.
(23)(b)     Consent of Tyler Cooper & Alcorn, LLP
            (See Exhibit 5)
(24)        Power of Attorney for any subsequent amendments is located in the signature pages.


Item 9.  Undertakings
-------  ------------

     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1993, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Hartford, State of Connecticut on the 17th day of March, 1998.

                         MECH FINANCIAL, INC.
                             (Registrant)

                         By: /s/ Edgar C. Gerwig
                             -------------------
                             Edgar C. Gerwig
                             Its President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                         /s/ Edgar C. Gerwig
                         -------------------
                         Edgar C. Gerwig
                         President and Chief Executive Officer,
                         MECH Financial, Inc.
                         March 17, 1998

                         /s/ Thomas M. Wood
                         ------------------
                         Thomas M. Wood
                         Executive Vice President and Chief Financial Officer, MECH Financial, Inc.
                         March 17, 1998

                         /s/ Brian A. Orenstein
                         ----------------------
                         Brian A. Orenstein
                         Senior Vice President and Chief Accounting Officer, MECH Financial, Inc.
                         March 17, 1998


     Each person whose signature appears below hereby makes, constitutes and appoints Edgar C. Gerwig his true and lawful attorney with full power to sign for such person and in such person's name and capacity indicated below and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

THE BOARD OF DIRECTORS OF MECH FINANCIAL, INC.

SIGNATURES/TITLE                                 DATE

/s/ Edgar C. Gerwig                              3/17/98
-------------------                              -------
Edgar C. Gerwig / Chairman
President and Chief Executive Officer

/s/ Richard H. Booth                             3/17/98
--------------------                             -------
Richard H. Booth / Director

/s/ David Freeman                                3/17/98
-----------------                                -------
David Freeman / Director

/s/ John J. Meehan                               3/17/98
------------------                               -------
John J. Meehan / Director

/s/ Kevin A. North                               3/17/98
------------------                               -------
Kevin A. North / Director

/s/ Robert G. Rayve                              3/17/98
-------------------                              -------
Robert G. Rayve / Director

/s/ Alfred R. Rogers                             3/17/98
--------------------                             -------
Alfred R. Rogers / Director


/s/ Donald K. Wilson, Jr.                        3/17/98
-------------------------                        -------
Donald K. Wilson, Jr. / Director

     The Stock Plans. Pursuant to the requirements of the Securities Act of 1933, the Trustees or other persons who administer the Mechanics Savings Bank 1996 Director Stock Option Plan and the Mechanics Savings Bank 1996 Officer Stock Option Plan, have duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on March 17, 1998.

               MECHANICS SAVINGS BANK COMPENSATION AND BENEFITS
                   COMMITTEE

               Plan Administrators for the 1996 Director Stock Option Plan Plan Administrators for the 1996 Officer Stock Option Plan


SIGNATURES/TITLE                                 DATE

/s/ Richard H. Booth                             3/17/98
--------------------                             -------
Richard H. Booth / Director

/s/ David Freeman                                3/17/98
-----------------                                -------
David Freeman / Director

/s/ Robert G. Rayve                              3/17/98
-------------------                              -------
Robert G. Rayve / Director

/s/ Donald K. Wilson, Jr.                        3/17/98
-------------------------                        -------
Donald K. Wilson, Jr. / Director